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EXHIBIT 77C -- MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

RESULTS OF MEETING OF SHAREHOLDERS

RiverSource Tax-Exempt High Income Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 15, 2011
(UNAUDITED)

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in the Fund.

PROPOSAL 1. To approve an Agreement and Plan of Reorganization between RiverSource Tax-Exempt High Income Fund and Columbia Tax-Exempt Fund.

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      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
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
       1,192,064,057.032               47,790,025.065                 40,898,474.669                 56,340,437.000
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


PROPOSAL 2.  To elect directors to the Board.

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                                  DOLLARS VOTED "FOR"      DOLLARS VOTED "WITHHOLD"     ABSTENTIONS      BROKER NON-VOTES
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
01. Kathleen Blatz                 1,276,857,951.045            60,235,042.721             0.000               0.000
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02. Edward J. Boudreau, Jr.        1,276,082,862.841            61,010,130.925             0.000               0.000
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03. Pamela G. Carlton              1,276,831,295.952            60,261,697.814             0.000               0.000
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04. William P. Carmichael          1,274,930,449.512            62,162,544.254             0.000               0.000
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05. Patricia M. Flynn              1,277,236,861.959            59,856,131.807             0.000               0.000
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06. William A. Hawkins             1,276,037,859.447            61,055,134.319             0.000               0.000
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07. R. Glenn Hilliard              1,275,601,207.563            61,491,786.204             0.000               0.000
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08. Stephen R. Lewis, Jr.          1,275,050,980.180            62,042,013.586             0.000               0.000
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09. John F. Maher                  1,276,889,101.057            60,203,892.709             0.000               0.000
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10. John J. Nagorniak              1,275,043,887.187            62,049,106.579             0.000               0.000
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11. Catherine James Paglia         1,276,224,580.820            60,868,412.947             0.000               0.000
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12. Leroy C. Richie                1,275,133,503.128            61,959,490.638             0.000               0.000
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13. Anthony M. Santomero           1,275,709,706.666            61,383,287.100             0.000               0.000
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14. Minor M. Shaw                  1,276,069,674.115            61,023,319.652             0.000               0.000
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15. Alison Taunton-Rigby           1,276,050,124.757            61,042,869.009             0.000               0.000
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16. William F. Truscott            1,274,352,370.487            62,740,623.279             0.000               0.000
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

PROPOSAL 3. To approve a proposed amendment to the Articles of Incorporation.

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      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
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
       1,213,438,913.498               80,749,864.047                 42,904,212.121                     4.100
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